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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                NOVEMBER 2, 2001
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)



           BERMUDA                     1-8993                   94-2708455
(State or other jurisdiction of     (Commission              (I.R.S. Employer
 incorporation or organization)     file number)            Identification No.)


              28 GATES STREET, WHITE RIVER JUNCTION, VERMONT 05001
                    (Address of principal executive offices)


                                 (802) 295-4500
              (Registrant's telephone number, including area code)



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ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

   (c)          Exhibits.  The following exhibits are filed herewith:

   EXHIBIT NO.                      DESCRIPTION

     99 (b) Text of press release issued by White Mountains Insurance Group, Ltd. dated December 14, 2001.

ITEM 9.        REGULATION FD DISCLOSURE.

On November 2, 2001, White Mountains Insurance Group, Ltd. (the "Registrant") announced that it is seeking to establish as a founding shareholder a new Bermuda-based property and casualty reinsurer. On December 14, 2001, the Registrant and the Benfield Group plc ("Benfield") announced the formation and commencement of operations of the new property and casualty reinsurer, Montpelier Reinsurance Ltd., a Bermuda domiciled Class 4 insurance and reinsurance company ("Montpelier"). Montpelier and its parent company, Montpelier Re Holdings Ltd, will have an initial capitalization of approximately $1 billion, consisting of approximately $850 million of privately placed equity securities and $150 million of bank debt. The Registrant and its affiliates contributed $200 million of equity and Benfield will contribute $25 million of equity. The remaining equity capital has been contributed by outside investors. The Registrant's press release dated December 14, 2001 is furnished herewith as
Exhibit 99(b) and is incorporated by reference in its entirety.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: December 18, 2001                         BY: /s/ J. Brian Palmer
                                                 ----------------------------
                                                 J. Brian Palmer
                                                 Chief Accounting Officer